Exhibit 1.1

PORTLAND GENERAL ELECTRIC COMPANY
Up to $300,000,000 of shares of common stock, no par value
EQUITY DISTRIBUTION AGREEMENT
April 28, 2023

Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

In their separate capacities as Agents and Forward Sellers

Wells Fargo Bank, National Association
500 West 33rd Street, 14th Floor
New York, New York 10001

Barclays Bank PLC
745 Seventh Avenue
New York, New York 10019

Bank of America, N.A.
One Bryant Park, 8th Floor
New York, New York 10036

In their capacities as Forward Purchasers

Ladies and Gentlemen:
    Portland General Electric Company, an Oregon corporation (the “Company”), confirms its agreement with each of Wells Fargo Bank, National Association, Barclays Bank PLC and Bank of America, N.A. (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”) and Wells Fargo Securities, LLC, Barclays Capital Inc. and BofA Securities, Inc., each in its capacity as sales agent and/or principal in connection with the offering and sale of Issuance Securities (as defined below) (each, an “Agent” and collectively, the “Agents”) and each in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities (as defined below) (each, a “Forward Seller” and together, the “Forward Sellers”), with respect to the offering and sale or offering, as the case may be, from time to time by the Company, in the manner and subject to the terms and conditions described in this Equity Distribution Sales Agreement (this “Agreement”), of Issuance Securities or Forward Hedge Securities (together, as applicable, the “Securities”) of common stock, no par value (the “Common Stock”), of the Company having an aggregate gross sales price of up to $300,000,000 (the “Authorized Aggregate Gross Sales Price”). The Authorized Aggregate Gross Sales Price may be increased from time to time by the Company pursuant to Section 7(cc) hereof. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth herein regarding the number and aggregate sale price of the Securities offered and sold under this Agreement shall be the sole responsibility of the Company, and the Agents, the Forward Purchasers and the Forward Sellers shall have no obligation in connection with such compliance.
Section 1. Description of Securities.
The offer and sale of the Securities will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to offer and sell the Securities. The Company agrees that whenever it determines to offer and sell Issuance Securities directly to an Agent as principal it will enter into a separate written agreement containing the terms and conditions of such sale.
The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-266454), including a base prospectus, relating to certain securities, including the Securities to be offered from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents and the Forward Sellers, for use by the Agents and the Forward Sellers, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statements as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.
Section 2. Placements.
Each time that the Company wishes to offer and, if applicable, sell the Securities hereunder (each, a “Placement”), it will notify the applicable Agent or Forward Seller, as applicable (the “Designated Party”) by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be offered and, if applicable, sold, which shall at a minimum include the number of Securities to be offered (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be offered and sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Party set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Designated Party wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Designated Party will, prior to 4:30 p.m. (New York City time) on the business day following the business day on which such Placement Notice is delivered to the Designated Party, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Designated Party set forth on Exhibit B setting forth the terms that the Designated Party is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Designated Party until the Company delivers to the Designated Party an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Designated Party set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Designated Party’s acceptance of the terms of the Placement Notice or upon receipt by the Designated Party of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company suspends sales under or terminates the Placement Notice for any reason in its sole discretion, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Party in connection with the sale of the Issuance Securities shall be calculated in accordance with the terms set forth in Exhibit C, except in the case of a sale of Securities directly to an Agent as principal(s), in which case the Company and such Agent will enter into a separate written agreement relating to the terms and conditions of such sale including in respect of fees. The Forward Hedge Selling Commission Rate applicable to the sale of any Forward Hedge Securities shall be set forth in the relevant Placement Notice (as amended by the corresponding Acceptance, if applicable). It is expressly acknowledged and agreed that none of the Company nor an applicable Agent nor Forward Seller will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to such Agent or such Forward Seller, as the case may be, and either (i) such Agent or such Forward Seller, as the case may be, accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.
Section 3. Sale of Placement Securities by the Designated Party.
(a)Subject to the provisions of Section 6, with respect to any Placement that provides for the offer and sale of Issuance Securities, the applicable Agent, for the period specified in the relevant Placement Notice (as amended by the corresponding Acceptance, if applicable), and unless and until such time as the sale of the Placement Shares described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Designated Party will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Issuance Securities hereunder setting forth the number of Issuance Securities sold on such day, the compensation payable by the Company to the Designated Party pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Party (as set forth in Section 6) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Designated Party may sell Issuance Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Designated Party may also sell Issuance Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Party will be successful in selling Issuance Securities, and (ii) the Designated Party will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Securities for any reason other than a failure by the Designated Party to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Securities as required under this Section 3.

(b)Subject to the provisions of Section 6, with respect to any Placement that relates to a Forward, the Forward Purchaser affiliated with the Designated Party (the “Designated Forward Purchaser”), for the period specified in the relevant Placement Notice (as amended by the corresponding Acceptance, if applicable), will use commercially reasonable efforts to borrow the Forward Hedge Securities, and the applicable Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Securities, in each case, up to the amount specified and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that if the Stock Loan Fee (as such term is defined in the applicable Master Forward Confirmation) for borrowing any Forward Hedge Securities exceeds 200 basis points per annum, the Designated Forward Purchaser shall not be required to borrow such Forward Hedge Securities in order to comply with its obligation to use commercially reasonable efforts to borrow the Forward Hedge Securities as described in the immediately preceding sentence. The Designated Party will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Forward Hedge Securities hereunder setting forth the number of Forward Hedge Securities sold on such day, the corresponding Forward Hedge Selling Commission Rate, and the Net Proceeds (as defined below) payable to the Designated Forward Purchaser, with an itemization of the deductions made by the Designated Party (as set forth in Section 6) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Designated Party may sell Forward Hedge Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Designated Party may also sell Forward Hedge Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that a Forward Purchaser or a Forward Seller, as the case may be, will be successful in borrowing or selling, as applicable, the Forward Hedge Securities, and (ii) the Designated Party will incur no liability or obligation to the Company or any other person or entity if it does not sell Forward Hedge Securities for any reason other than a failure by a Forward Purchaser to use commercially reasonable efforts to borrow, or failure by its affiliated Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell, such Forward Hedge Securities as required under this Section 3. No Placement Notice relating to a Forward may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period. No Selling Period hereunder may overlap in whole or in part with any “Unwind Period” under any Confirmation (as defined in such Confirmation). No Placement Notice relating to a Forward may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance, if applicable) delivered by the Company relating to a Forward hereunder, would result in the aggregate Capped Number under all Confirmations entered into or to be entered into between the Company and the Forward Purchaser exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.
(c)No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the Master Forward Confirmation), the Designated Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to the Designated Forward Purchaser, a “Supplemental Confirmation” (in the form set forth on Schedule A to the applicable Master

Forward Confirmation) (each, a “Supplemental Confirmation”) in respect of the Forward for such Forward Hedge Selling Period, which Supplemental Confirmation shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the applicable Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Base Amount” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days, months or years set forth opposite the caption “Term” in the Placement Notice for such Forward, which number of days, months or years shall in no event be less than two (2) months nor more than eighteen (18) months), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice for such Forward), the “Forward Price Reduction Amount” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice for such Forward), the “Spread” for such Forward (which shall be the amount set forth opposite the term “Spread” in the Placement Notice), the “Initial Forward Price” for such Forward (which shall be determined as provided in the applicable Master Forward Confirmation), the “Adjusted Volume-Weighted Hedge Price,” the “Initial Stock Loan Rate” (which shall be the rate set forth opposite the term “Initial Stock Loan Rate” in the Placement Notice), the “Maximum Stock Loan Rate” (which shall be the rate set forth opposite the term “Maximum Stock Loan Rate” in the Placement Notice), the “Number of Shares” and the “Threshold Number of Shares.”
(d)For each Forward, the Company shall be obligated to enter into a Confirmation with the Designated Forward Purchaser, and upon execution and delivery by all parties thereto of a related Master Forward Confirmation (if applicable), the Designated Forward Purchaser shall be obligated to use commercially reasonable efforts to borrow, and its affiliated Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Securities pursuant to such Forward only if and when a Placement Notice has been delivered in respect of such Forward and there has been an Acceptance, in each case, pursuant to and in compliance with the provisions in Section 2. The Company acknowledges and agrees that if the Stock Loan Fee (as such term is defined in the applicable Master Forward Confirmation) for borrowing any Forward Hedge Securities exceeds 200 basis points per annum, the Designated Forward Purchaser shall not be required to borrow such Forward Hedge Securities in order to comply with its obligation to use commercially reasonable efforts to borrow the Forward Hedge Securities as described in the immediately preceding sentence.
(e)Each of the Company, the Forward Sellers and the Forward Purchasers acknowledge and agree that: (i) there can be no assurance that a Forward Purchaser will be successful in borrowing, or that a Forward Seller will be successful in selling, the Forward Hedge Securities; (ii) a Forward Seller will incur no liability or obligation to the Company, a Forward Purchaser or any other person if it does not sell Forward Hedge Securities borrowed by a Forward Purchaser for any reason other than a failure by a Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Securities as required under this Section 3; and (iii) a Forward Purchaser will incur no liability or obligation to the Company, a Forward Seller or any other person if it does not borrow Forward Hedge Securities for any reason other than a failure by a Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Securities as required under this Section 3. The Company acknowledges and agrees that if the Stock Loan Fee (as such term is defined in the Master Forward Confirmation) for borrowing any Forward Hedge Securities exceeds 200 basis points per annum, a Forward Purchaser shall not be required to borrow such Forward Hedge Securities in order to comply with its obligation to use commercially reasonable efforts to borrow the Forward Hedge Securities as described in the immediately preceding sentence. Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow all or any portion of the Forward Hedge Securities (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Securities) for any Forward hereunder shall be subject in all respects to the provisions under the caption “Conditions to Effectiveness” in the related Master Forward Confirmation. In acting hereunder, any Forward Seller will be acting as agent for the applicable Forward Purchaser and not as principal.
Section 4. Suspension of Sales.
The Company, the Agents or the Forward Sellers, as applicable, may, upon notice to the other parties in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities and the applicable Selling Period shall automatically be terminated; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. While a suspension pursuant to this Section 4 is in effect, any obligation under Sections 7(o), 7(p), 7(q), and 7(r) with respect to the delivery of certificates, opinions, or comfort letters to the Agents or Forward Sellers, shall be suspended, provided that the Company must comply with such obligations prior to the suspension being lifted. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals of the other party named on Exhibit B hereto, as such Exhibit may be amended from time to time.
Section 5. Representations and Warranties.
(a)Representations and Warranties by the Company. The Company represents and warrants to the Agents, the Forward Sellers and the Forward Purchasers as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with the Agents, the Forward Sellers and the Forward Purchasers, as follows:
(1)    Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement became effective upon filing under Rule 462(e) under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m. (New York City time), on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by any Agent, any Forward Seller or any Forward Purchaser expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the name of any such Agent, Forward Seller or Forward Purchaser (the “Agent, Forward Seller and Forward Purchaser Information”).
The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Agents, the Forward Sellers and the Forward Purchasers (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agents, the Forward Purchasers or the Forward Sellers specifically for use therein.
At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or another offering participant made a bona fide offer (within the meaning, for this paragraph only, of Rule 164(h)(2) of the Securities Act) was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.
(2)    Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.
(3)    Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(4)    Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP in the United States applied on a consistent basis throughout the periods covered thereby, except as disclosed therein, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information relating to the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement and the Prospectus present fairly the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X. The pro forma financial statements and the related notes and the pro forma and pro forma as adjusted financial information and related notes included in the Registration Statement and the Prospectus, if any, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
(5)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock under any existing stock incentive plan or employee stock purchase plan described in the Registration Statement and the Prospectus), any material change in the short term debt of the Company or any of its subsidiaries (which change has had or would reasonably be expected to have a material adverse effect on the Company’s ability to meet its current obligations as they become due) or any material change in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any development that has had, or would reasonably be expected to have, a material adverse effect on the business, properties, management, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; (ii) other than in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries, taken as a whole, and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of clause (i), (ii) and (iii) above as is otherwise disclosed in the Registration Statement and the Prospectus.
(6)    Organization, Active Status and Good Standing. The Company has been duly organized and is validly existing in active status as a corporation under the laws of the State of Oregon, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company has no significant subsidiaries.
(7)    Capitalization. The Company has an authorized capitalization as set forth in the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except (i) as described in or expressly contemplated by the Registration Statement and the Prospectus, or (ii) for any shares or awards, including the settlement of dividend equivalent rights, issued pursuant to any stock incentive plan or employee stock purchase plan or dividend reinvestment plan of the Company disclosed in the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
(8)    Stock Options. The Company has not granted any stock options.
(9)    Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company. Each Confirmation, if any, has been duly authorized by the Company and, when duly executed and delivered by each party thereto, will be duly executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
(10)    The Securities. The Issuance Securities to be issued and sold by the Company hereunder, when issued and delivered to an Agent and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and such issuance will not be subject to any preemptive or similar rights. The shares of Common Stock issuable upon the settlement of each Confirmation, if any, have been duly authorized and, when issued and delivered to the Designated Forward Purchaser pursuant to the terms of such Confirmation, will be validly issued, fully paid and non-assessable and such issuance will not be subject to any preemptive or similar rights. The Securities to be offered and sold hereunder will conform to the descriptions thereof in the Registration Statement and the Prospectus.
(11)    Descriptions of the Agreements. The descriptions of this Agreement and any Confirmation contained in the Registration Statement and the Prospectus, insofar as they purport to constitute summaries of certain terms of such documents, constitute accurate summaries of such terms of such documents in all material respects.
(12)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) except as described in the Registration Statement and the Prospectus, in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) except as described in the Registration Statement and the Prospectus, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(13)    No Conflicts. The execution, delivery and performance by the Company of this Agreement and any Confirmation will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation by the Company of any law or statute or any judgment, order, rule or regulation applicable to the Company of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except (x) in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (y) in the case of clause (iii) above, for any such violation that may arise (A) under applicable state securities laws or rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or any foreign laws or statutes in connection with the purchase, sale and distribution of the Securities by the Agents and Forward Sellers or (B) as a result of the legal or regulatory status of any person (other than the Company) or because of any other facts specifically pertaining to such person.
(14)    No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required to permit the issuance and sale of the Common Stock pursuant to this Agreement or any Confirmation and no further approval, authorization, consent or other order of any governmental body is legally required to permit the performance by the Company of its obligations under this Agreement or any Confirmation (except, in each case, for such consents, approvals, authorizations, orders and registrations or qualifications (1) as may be required under applicable state securities laws or rules and regulations of the FINRA or any foreign laws or statutes, (2) as described in the Prospectus or (3) as may be applicable as a result of the legal or regulatory status of any person (other than the Company) or because of any other facts specifically pertaining to such person.
(15)    Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings or, to the knowledge of the Company, investigations pending to which the Company or any of its subsidiaries is or, to the knowledge of the Company, may reasonably be expected to be a party or to which any property of the Company or any of its subsidiaries is or, to the knowledge of the Company, may reasonably be expected to be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.
(16)    Independent Accountants. Deloitte & Touche LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(17)    Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) are described in the Registration Statement and the Prospectus, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(18)    Intellectual Property. (i) The Company and its subsidiaries own or have the right to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as described in the Registration Statement and Prospectus; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses as described in the Registration Statement and Prospectus does not infringe, misappropriate or otherwise violate any Intellectual Property of any person except as described in the Registration Statement and Prospectus; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property, except as described in the Registration Statement and Prospectus; and (iv) to the knowledge of the Company, except as described in the Registration Statement and Prospectus, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.
(19)    Cyber Security; Data Protection Compliance. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required to conduct the business of the Company and its subsidiaries as described in the Registration Statement and Prospectus, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(20)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of any Securities and the application of the proceeds thereof (including any proceeds received upon settlement of any Confirmation) and the transactions contemplated by any Confirmation executed in connection therewith, as described in the Registration Statement and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(21)    Public Utility Holding Company Act. The Company is not a “holding company” under the Public Utility Holding Company Act of 2005. The Company is a (i) “public utility” subject to the jurisdiction of the Federal Energy Regulatory Commission under the Federal Power Act, as amended (“FPA”), and (ii) a “natural gas company” subject to the jurisdiction of the Federal Energy Regulatory Commission under the Natural Gas Act, as amended (“NGA”) and the Natural Gas Policy Act, as amended (“NGPA”). The Company is in compliance with the FPA, the NGA and the NGPA and with all applicable rules, regulations, requirements, orders, certificates and tariffs of the Federal Energy Regulatory Commission, except to the extent that any noncompliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(22)    Taxes. The Company and its subsidiaries have filed, directly or indirectly as part of a consolidated or unitary group, all federal, state, local and foreign tax returns that have been required to be filed through the date hereof and have paid all taxes indicated by such returns and all assessments received by them to the extent that such taxes have become due, except in each case where the failure to pay or file would not reasonably be expected to have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, except as would not reasonably be expected to have a Material Adverse Effect, and, except as described in the Registration Statement and the Prospectus, the Company does not know or have reason to know of any actual or proposed additional tax assessments which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(23)    Licenses and Permits. Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization that would not reasonably be expected to have a Material Adverse Effect.
(24)    No Labor Disputes. Except as described in the Registration Statement and Prospectus, (i) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and (ii) the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except with respect to clauses (i) and (ii) above as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(25)    Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries (A) are, and to the knowledge of the Company at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, other than with respect to such notices as have been fully resolved and for which no costs, obligations or damages remain, (D) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any

Environmental Law; and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(26)    Hazardous Materials. Except as described in the Registration Statement and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.
(27)    Compliance with ERISA. Except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement and the Prospectus, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is sponsored by the Company or any member of its “Controlled Group” (as defined in Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each, a “Plan”) is in compliance with all presently applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no Plan has engaged in a non-exempt and uncorrected prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard applicable to such Plan for the most recent year has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is expected by the Company to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no Plan subject to Title IV of ERISA has experienced or is reasonably expected to experience a “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations thereunder) for which the 30- day notice requirement has not been waived that either has resulted, or could reasonably be expected to result, in liability to the Company or its subsidiaries under Title IV of ERISA; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) with respect to a Plan (or a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) to the knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, or the Pension Benefit Guaranty Corporation with respect to any Plan. Except as would not reasonably be expected to have a

Material Adverse Effect or as disclosed in the Registration Statement and the Prospectus, none of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) in the current fiscal year compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.
(28)    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(29)    Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement and the Prospectus, to the Company’s knowledge there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(30)    eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(31)    Insurance. Except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement and the Prospectus, (a) the Company and its subsidiaries currently maintain insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and (b) neither the Company nor any of its subsidiaries believes that it will not be able to renew its existing insurance coverage in amounts and against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(32)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(33)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(34)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Crimea and the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic or any other covered region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Issuance Securities, if any, or the proceeds, if any, due upon settlement of any Confirmation, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(35)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or included in the offering contemplated by this Agreement.
(36)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(37)    Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).
(38)    NYSE. The outstanding shares of Common Stock and the Securities to be sold hereunder, including the maximum number of shares of Common Stock deliverable upon settlement of all Forwards, have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
(39)    Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by the applicable Agent or Forward Seller.
(40)    Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(41)    Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(42)    Proprietary Trading by the Agents. The Company acknowledges and agrees that each Agent has informed the Company that such Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for their own accounts while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by such Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).
(b)Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Agents, the Forward Purchasers, the Forward Sellers or to counsel for the Agents, the Forward Purchasers and the Forward Sellers shall be deemed a representation and warranty by the Company to the Agents, the Forward Purchasers and the Forward Sellers as to the matters covered thereby.
Section 6. Sale and Delivery of the Securities; Settlement.
(a)Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon an Agent’s or a Forward Seller’s, as the case may be, acceptance of the terms of a Placement Notice or upon receipt by the applicable Agent or Forward Seller, as the case may be, of an Acceptance, as applicable, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), in the case of a Forward, the Designated Forward Purchaser will use commercially reasonable efforts to borrow, and the applicable Agent or Forward Seller, as the case may be, will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that if the Stock Loan Fee (as such term is defined in the applicable Master Forward Confirmation) for borrowing any Forward Hedge Securities exceeds 200 basis points per annum, the Designated Forward Purchaser shall not be required to borrow such Forward Hedge Securities in order to comply with its obligation to use commercially reasonable efforts to borrow the Forward Hedge Securities as described in the immediately preceding sentence. The Company further acknowledges and agrees that (i) in the case of a Forward, there can be no assurance that the Designated Forward Purchaser will be successful in borrowing the Placement Securities, (ii) there can be no assurance that the applicable Agent or Forward Seller, as the case may be, will be successful in selling Placement Securities, (iii) no Forward Purchaser, Agent or Forward Seller, as the case may be, will incur any liability or obligation to the Company or any other person or entity if it does not borrow or sell, as the case may be, Placement Securities for any reason other than a failure by the Designated Forward Purchaser to use commercially reasonable efforts to borrow the Placement Securities or a failure by the applicable Agent or a Forward Seller, as the case may be, to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) the Designated Party shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Party in the Placement Notice (as amended by the corresponding Acceptance, if applicable).
(b)Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Issuance Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Issuance Settlement Date”). The amount of proceeds to be delivered to the Company by an Agent on an Issuance Settlement Date for the sale of any Issuance Securities against receipt of the Placement Securities sold (in respect of any Issuance Securities, the “Net Proceeds” for such Issuance Securities) will be equal to the aggregate sales price received by such Agent for the sale of the Issuance Securities, after deduction for (i) the Designated Party’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Designated Party hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Forward Hedge Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Forward Hedge Settlement Date”). The amount of proceeds to be delivered to a Forward Purchaser by its affiliated Forward Seller on a Forward Hedge Settlement Date for the sale of any Forward Hedge Securities against receipt of the Placement Securities sold (in respect of any Forward Hedge Securities, the “Net Proceeds” for such Forward Hedge Securities) will be equal to the aggregate sales price received by such Forward Seller for the sale of the Forward Hedge Securities, after deduction for (i) the Forward Hedge Selling Commission Rate, (ii) any other amounts due and payable by the Company to such Forward Seller hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(c)Delivery of Placement Securities. On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Securities being sold by crediting the applicable Agent’s or its designee’s account (provided such Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the applicable Agent or Forward Seller, as the case may be, will deliver the related Net Proceeds in same day funds to an account designated by the Company or the Designated Forward Purchaser, as the case may be, on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Securities on an Issuance Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold such Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to such Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
(d)Denominations; Registration. The Company shall deliver the Securities through the facilities of the Depository Trust Company unless the Designated Party shall otherwise instruct. If the Designated Party instructs the Company that any Securities are to be issued in certificated form, certificates for such Securities shall be in such denominations and registered in such names as the Designated Party may request in writing at least one full business day before the Settlement Date. Any such certificates for the Securities will be made available for examination and packaging by the Designated Party in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date.
(e)Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) the Authorized Aggregate Gross Sales Price, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agents and the Forward Sellers in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agents and the Forward Sellers in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Authorized Aggregate Gross Sales Price.
(f)Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct each Agent or Forward Seller to offer or sell, any Securities through such Agent or Forward Seller (and, by notice to such Agent or Forward Seller, as the case may be, given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Securities prior to the commencement of the periods referenced below), and such Agent or Forward Seller shall not be obligated to make any such offer or sale of Securities, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(f)(1) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.
If the Company wishes to offer or sell Securities through an Agent or a Forward Seller at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent or Forward Seller, as the case may be (with a copy to counsel to the Agents or Forward Sellers) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and Forward Seller, and, prior to its filing, obtain the written consent of such Agent and Forward Seller to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent and Forward Seller with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(o), (p) and (q), respectively, hereof, (iii) afford such Agent and Forward Seller the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 6(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 6(f) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 6(f) hereof, which shall have independent application.

Section 7. Covenants of the Company. The Company covenants with the Agents, the Forward Sellers and the Forward Purchasers, as follows:
(a)Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agents, the Forward Sellers or the Forward Purchasers under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Agents, the Forward Purchasers and the Forward Sellers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; provided, however, if any such amendment to the Registration Statement or supplement to the Prospectus does not relate to the Placement Securities and no Placement is pending, the Company may satisfy this Section 7(a)(i) by notifying the Sales Agents of such amendment to the Registration Statement or supplement to the Prospectus no later than the close of business on the date of filing such amendment or first use of such supplement; (ii) the Company will prepare and file with the Commission, promptly upon the Agents’, Forward Purchasers’ or Forward Sellers’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’, Forward Purchasers’ or Forward Sellers’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Agents, the Forward Purchasers and the Forward Sellers (provided, however, that the failure of the Agents, the Forward Purchasers or the Forward Sellers to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’, the Forward Purchasers’ or the Forward Sellers’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Agents, the Forward Purchasers and the Forward Sellers within a reasonable period of time before the filing and the Agents, the Forward Purchasers or the Forward Sellers have not reasonably objected thereto (provided, however, that the failure of the Agents, the Forward Purchasers or the Forward Sellers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’, the Forward Purchasers’ or the Forward Sellers’ right to rely on the representations and warranties made by the Company in this Agreement); (iv) the Company will furnish to the Agents, the Forward Purchasers and the Forward Sellers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company). Notwithstanding the foregoing, the Company shall not be required to file such amendment or supplement if there is no pending Placement and the Company believes that it is in its best interest not to file such amendment or supplement.
(b)Notice of Commission Stop Orders. The Company will advise the Agents, the Forward Purchasers and the Forward Sellers promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the

suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to promptly obtain the lifting thereof. Upon written notice from the Company that it is in compliance with Section 2 hereof and until such notice from the Company confirming that each stop order is lifted, the Agents, the Forward Purchasers and the Forward Sellers shall cease making offers and sales under this Agreement.
(c)Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents, the Forward Purchasers, the Forward Sellers, their respective agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Agents, the Forward Purchasers or the Forward Sellers may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents, the Forward Purchasers or the Forward Sellers to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agents, the Forward Purchasers and the Forward Sellers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents, the Forward Purchasers and the Forward Sellers or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents, the Forward Purchasers and the Forward Sellers to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents, the Forward Purchasers and the Forward Sellers such number of copies of such amendment or supplement as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request. Notwithstanding the foregoing, in the alternative, the Company can suspend or terminate the offering of Placement Securities upon written notice to the Agents, the Forward Purchasers and the Forward Sellers pursuant to Section 2 hereof and delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the

Company; provided that the Company must file such amendment or supplement in the event of a pending Placement, a pending sale of Placement Securities or if a prospectus is otherwise still required to be delivered in connection with a completed sale of Placement Securities. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or with the information contained in the Registration Statement or the Prospectus or included, includes an untrue statement of a material fact or omitted, omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents, the Forward Purchasers and the Forward Sellers to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that so long as no Placement is pending, the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company to do so.
(e)Blue Sky and Other Qualifications. The Company will use commercially reasonable efforts, in cooperation with the Agents, the Forward Purchasers and the Forward Sellers, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents, the Forward Purchasers and the Forward Sellers may reasonably designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).
(f)Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents, the Forward Purchasers and the Forward Sellers the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
(g)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Issuance Securities and the net proceeds received by it from the settlement of any Forward in the manner specified in the Prospectus under “Use of Proceeds.”
(h)Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Agents, the Forward Purchasers and the Forward Sellers under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use commercially reasonable efforts to cause the Issuance Securities and the maximum number of shares of Common Stock deliverable upon settlement of all Forwards to be listed on the NYSE.
(i)Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
(k)Notice of Other Sales. The Company will not, without (i) giving the Agents, the Forward Purchasers and the Forward Sellers at least five (5) business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agents, the Forward Purchasers and the Forward Sellers suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents, the Forward Purchasers and the Forward Sellers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the entry into, or settlement of, any Forward, (b) the Common Stock to be offered and sold through the Agents and the Forward Sellers pursuant to this Agreement; (c) any shares of Common Stock issued and delivered pursuant to any Forward Sale Agreement and any Additional Forward Sale Agreement (each as defined in that certain underwriting agreement October 25, 2022 entered into by and among the Company and Barclays Capital Inc., and J.P. Morgan Securities LLC as representatives of the several underwriters named in Schedule I thereto, Barclays Bank PLC and JPMorgan Chase Bank National Association, in their capacities as forward purchasers thereunder and Barclays Capital Inc. and J.P. Morgan Securities LLC, each as a seller of Borrowed Shares (as defined therein); (d) any grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to any stock incentive plan, employee stock purchase plan or 401(k) plan of the Company in effect at, or the dividend reinvestment plan approved by the Company’s Board of Directors prior to, such Applicable Time; (e) shares of Common Stock the Company may issue upon the settlement of dividend equivalent rights outstanding at such Applicable Time or (f) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
(l)Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Agents, the Forward Purchasers and the Forward Sellers promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents, the Forward Purchasers and the Forward Sellers pursuant to this Agreement.
(m)Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents, the Forward Purchasers, the Forward Sellers or their respective agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request.
(n)Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through the Agents and the Forward Sellers, the Net Proceeds to the Company and the compensation payable by the Company to the Agents, the Forward Purchasers and the Forward Sellers with respect to such Placement Securities.
(o)Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and (1) each time the Company:
(i) files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement (but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities);
(ii) files an annual report on Form 10-K under the Exchange Act;
(iii) files a quarterly report on Form 10-Q under the Exchange Act; or
(iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and
(2) at any other time reasonably requested by the Agents, the Forward Purchasers or the Forward Sellers (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Agents, the Forward Purchasers and the Forward Sellers with a certificate, (but in the case of clause (1)(iv) above only if the Agents, the Forward Purchasers and or Forward Sellers reasonably determines that the information contained in such Form 8-K is material) in the form attached hereto as Exhibit E within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be automatically waived for any Representation Date occurring during a suspension pursuant to Section 2 hereof or at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company lifts the suspension, the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agents, the Forward Purchasers and the Forward Sellers with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Agents or the Forward Sellers sell any Securities, the Company shall provide the Agents, the Forward Purchasers and the Forward Sellers with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.
(p)Legal Opinions. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, but not more than once per annual report on Form 10-K or a quarterly report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed annual report on Form 10-K or quarterly report on Form 10-Q), the Company shall cause to be furnished to the Agents, the Forward Purchasers and the Forward Sellers (i) a written opinion of Latham & Watkins LLP (“Company Counsel”) and (ii) the General Counsel of the Company (the “General Counsel”) or other counsel reasonably satisfactory to Agents, the Forward Purchasers and the Forward Sellers, in form and substance satisfactory to the Agents, the Forward Purchasers and the Forward Sellers and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D-1 and D-2, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Agents, the Forward Purchasers and the Forward Sellers with a letter (a “Reliance Letter”) to the effect that the Agents, the Forward Purchasers and the Forward Sellers may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
(q)Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, but not more than once per annual report on Form 10-K or a quarterly report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed annual report on Form 10-K or quarterly report on Form 10-Q), the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agents, the Forward Purchasers and the Forward Sellers letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents, the Forward Purchasers and the Forward Sellers, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
(r)Opinion of Counsel for the Agents, the Forward Purchasers and the Forward Sellers. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Agents, the Forward Purchasers and the Forward Sellers shall have received the favorable written opinion or opinions of Davis Polk & Wardwell LLP, counsel for the Agents, the Forward Purchasers and the Forward Sellers, dated such date, with respect to such matters as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request.
(s)Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agents, the Forward Purchasers and the Forward Sellers; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.
(t)Securities Act and Exchange Act. The Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.
(u)No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agents, the Forward Purchasers and the Forward Sellers, in their capacity as such, the Company (including its agents and representatives, other than the Agents, the Forward Purchasers and the Forward Sellers, in their capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Agents or the Forward Sellers hereunder.
(v)Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Agents, the Forward Purchasers and the Forward Sellers and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. Notwithstanding the foregoing, the Company is not responsible for the compliance by the Agents, the Forward Purchasers or the Forward Sellers with laws and regulations (including Regulation M) that apply to the Agents, the Forward Purchasers or the Forward Sellers with respect to any such trading.
(w)Sales Through Agents. With respect to the offering and sale of the Placement Securities pursuant to this Agreement, the Company agrees that any offer to sell Securities, any solicitation of an offer to buy Securities, and any sales of Securities shall only be effected by or through a single Agent or a single Forward Seller on any single given day, and the Company shall in no event request that more than one Agent or one Forward Seller offer or sell Placement Securities pursuant to this Agreement on the same day.
(x)Reservation of Common Stock. The Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy its obligations under this Agreement and any Confirmation (including with respect to each Supplemental Confirmation executed in connection with any Master Forward Confirmation).
(y)Increase in Authorized Aggregate Gross Sales Price. The Company shall provide at least two business days’ notice to each Agent, Forward Seller and Forward Purchaser in writing of any increase in the Authorized Aggregate Gross Sales Price and shall prepare and file a supplement to the Prospectus to reflect such increased Authorized Aggregate Gross Sales Price (which filing shall constitute consummation of the increase in Authorized Aggregate Gross Sales Price under this Agreement).

Section 8. Payment of Expenses.
(a)Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and any Confirmations, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance and/or delivery of the Placement Securities, (iii) the preparation, issuance and/or delivery of the certificates for the Issuance Securities to the Agents and any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance and/or delivery of the Placement Securities to the Agents or the Forward Sellers, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable documented fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents, the Forward Sellers and the Forward Purchasers to investors, (vii) the preparation, printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable documented fees and disbursements of counsel to the Agents, the Forward Sellers and the Forward Purchasers in connection with, the review by FINRA (in an amount not to exceed $15,000) of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE.
Section 9. Conditions of the Agents’, the Forward Sellers’ and the Forward Purchasers’ Obligations. The obligations of the Agents, the Forward Sellers and the Forward Purchasers hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
(a)Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).
(b)No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)No Misstatement or Material Omission. The Agents, the Forward Sellers and the Forward Purchasers shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’, Forward Sellers’ or Forward Purchasers’ reasonable opinion is material, or omits to state a fact that in the Agents’, Forward Sellers’ or Forward Purchasers’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d)Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.
(e)Opinion of Counsel for Company. The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinions of Company Counsel and the General Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).
(f)Opinion of Counsel for Company. The Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinions of Davis Polk & Wardwell LLP, required to be delivered pursuant to Section 7(r) on or before the date on which such delivery of such opinion is required pursuant to Section 7(r).
(g)Representation Certificate. The Agents, the Forward Sellers and the Forward Purchasers shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).
(h)Accountant’s Comfort Letter. The Agents, the Forward Sellers and the Forward Purchasers shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).
(i)Approval for Listing. The Issuance Securities and the maximum number of shares of Common Stock underlying all Forwards shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Issuance Securities and such Common Stock on NYSE at, or prior to, the issuance of any Placement Notice.

(j)No Objection. Prior to the issuance of any Placement Notice, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements, if applicable.
(k)No Suspension. Trading in the Securities shall not have been suspended on the NYSE.
(l)Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Agents, the Forward Sellers and the Forward Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.
(m)Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
(n)Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Agents, the Forward Sellers or the Forward Purchasers by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 15 and 22 hereof shall survive such termination and remain in full force and effect. For the avoidance of doubt, in the event of any such termination by an Agent, Forward Seller or Forward Purchaser, this Agreement will continue to remain in full force and effect with respect to the other parties to this Agreement, as the case may be.
Section 10. Indemnification.
(a)Indemnification by the Company. The Company agrees to indemnify and hold harmless each Agent, Forward Seller and Forward Purchaser and its respective affiliates (as such term is defined in Rule 501(b) of the Securities Act), and each person, if any, who controls such Agent, Forward Seller or Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and
(iii) against any and all out of pocket expense whatsoever, as incurred (including the reasonable documented fees and disbursements of counsel chosen by such Agent, Forward Seller and Forward Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent, Forward Seller and Forward Purchaser Information.
(b)Indemnification by the Agents, the Forward Sellers and the Forward Purchasers. Each Agent, Forward Seller and Forward Purchaser, severally but not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent, Forward Seller and Forward Purchaser Information.
(c)Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Agents, the Forward Sellers and the Forward Purchasers and each person, if any, who controls such Agent, Forward Seller and Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Agents, the Forward Sellers and the Forward Purchasers; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Agents, the Forward Sellers and the Forward Purchasers and each person, if any, who controls such Agent, Forward Seller and Forward Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for reasonable documented fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
Section 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agent, Forward Seller and Forward Purchaser on the other from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the applicable Agent, Forward Seller and Forward Purchaser on the other in connection with the statements or omissions.
The relative benefits received by the Company on the one hand and the applicable Agent, Forward Purchaser and Forward Seller on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company (which proceeds shall include the proceeds to be received by the Company pursuant to any Forward assuming Physical Settlement (as such term is defined in the Confirmation) of the Forward on the Effective Date (as such term is defined in the Confirmation)), the total discounts and commissions received by the applicable Agent, the total Forward Hedge Seller Commission received by the applicable Forward Seller, and the aggregate Spread (as such term is defined in the Confirmation) received by the Designated Forward Purchaser, as applicable, under the relevant Forward, net of any costs associated therewith, as reasonably determined by the applicable Forward Seller, bear to the aggregate offering price of the Placement Securities plus the aggregate Spread (as such term is defined in the Confirmation) received by the Designated Forward Purchaser under the relevant Confirmation, net of any costs associated therewith, as reasonably determined by the applicable Forward Seller. The relative fault of each of the Company on the one hand and the Agents, the Forward Purchasers and the Forward Sellers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents, the Forward Purchasers or the Forward Sellers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 11, in no event shall (x) an Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Issuance Securities exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (y) a Forward Seller be required to contribute any amount in excess of the amount by which the total Forward Hedge Selling Commission received by such Forward Seller with respect to the offering of the Forward Hedge Securities exceeds the amount of any damages that such Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (z) a Forward Purchaser be required to contribute any amount in excess of the amount by which the aggregate Spread (as such term is defined in the relevant Confirmation) received by such Forward Purchaser under the relevant Confirmation exceeds the amount of any damages that such Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 11, each person, if any, who controls an Agent, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Agent, Forward Purchaser or Forward Seller and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.
Section 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of an Agent, Forward Purchaser, Forward Seller or a controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the respective Agent, Forward Purchaser or Forward Seller.
Section 13. Termination of Agreement.
(a)Termination; General. Each Agent, Forward Purchaser and Forward Seller may terminate this Agreement, solely with respect to its own rights and obligations hereunder, by notice to the Company, as hereinafter specified at any time if: (i) trading generally shall have been suspended or materially limited on or by any of the NYSE or the Nasdaq; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, and the effect of such outbreak, escalation, change, calamity or crisis on the financial markets of the United States, in the reasonable judgment of any Agent, Forward Purchaser or Forward Seller, is material and adverse and makes it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities or (iv) minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required by NYSE or Nasdaq or by order of the Commission, FINRA or any other governmental authority.
(b)Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(c)Termination by the Agents, the Forward Purchasers and the Forward Sellers. Each Agent, Forward Purchaser and Forward Seller may terminate this Agreement, solely with respect to its own rights and obligations hereunder, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. For the avoidance of doubt, in the event of any such termination by an Agent, Forward Seller or Forward Purchaser, this Agreement will continue to remain in full force and effect with respect to the other parties to this Agreement, as the case may be.
(d)Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the Authorized Aggregate Gross Sale Price.
(e)Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.
(f)Effectiveness of Termination. Any termination of this Agreement shall be effective with respect to the applicable parties on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the applicable Agent, Forward Seller, Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement (and, in the case of a Forward, the Forward Hedge Securities previously sold shall be subject to a Forward evidenced by a Confirmation notwithstanding such termination).
(g)Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, Section 15 and Section 22 hereof shall survive such termination and remain in full force and effect.
Section 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Agents and Forward Sellers shall be directed to:

Wells Fargo Securities at Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, fax number: 212-214-5918, Attention of Equity Syndicate Department

Barclays Capital Inc., 745 7th Avenue, New York, New York, 10019, Attention: Syndicate Registration, Fax number: 646-834-8133

BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution, Email: dg.atm_execution@bofa.com, with a copy to ECM Legal, Fax number: 212-230-8730

Notices to the Forward Purchasers shall be directed to:

Wells Fargo Bank, National Association, 500 West 33rd Street, 14th Floor, New York, New York 10001, Attention: Equity Syndicate Department, Fax number: (212) 214-5918, Email: corporatederivativenotifications@wellsfargo.com

Barclays Bank PLC c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, to the attention of Kevin Cheng, Email: kevin.cheng@barclays.com

Bank of America, N.A., One Bryant Park, 8th Fl., New York, NY 10036, Attention: Strategic Equity Solutions Group, Telephone: 646-855-8900, Email: dg.issuer_derivatives_notices@bofa.com

Notices to the Company shall be directed to: 121 SW Salmon Street, 1WTC 1711, Portland, Oregon 97204 (fax: (503) 464-2236); Attention: Assistant Treasurer.

Section 15.Recognition of the U.S. Special Resolution Regimes.

(a)In the event that an Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that an Agent is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
Section 16. Parties. This Agreement shall inure to the benefit of and be binding upon the Agents, the Forward Purchasers, the Forward Sellers, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers, the Forward Sellers, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, the Forward Sellers, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Agents, the Forward Purchasers or the Sellers shall be deemed to be a successor by reason merely of such purchase.
Section 17. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.
Section 18. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
Section 19. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents, the Forward Sellers and the Forward Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of such clients, as well as other information that will allow the Agents, the Forward Sellers and the Forward Purchasers to properly identify their respective clients.
Section 20.Waiver of Jury Trial. The Company, the Agents, the Forward Sellers and the Forward Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement of the Transactions contemplated hereby.
Section 21. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
Section 22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
Section 23. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Securities that the applicable Forward Seller has sold during such Forward Hedge Selling Period.
“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.
“Capped Number” means, for any Confirmation, the meaning set forth in such Confirmation.
“Commission” means the Securities and Exchange Commission.
“Confirmation” means, for each Forward, the contract evidencing such Forward between the Company and the Designated Forward Purchaser, which shall be comprised of a Master

Forward Confirmation and the related Supplemental Confirmation for such Forward, including all provisions incorporated by reference therein.
“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Forward” means the transaction resulting from each Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward” and requiring a Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Confirmation, the Forward Hedge Securities.
“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward, which amount shall be the target aggregate sales price of the Forward Hedge Securities to be sold by the applicable Forward Seller, subject to the terms and conditions of this Agreement.
“Forward Hedge Securities” means all Common Stock borrowed by a designated Forward Purchaser or its affiliate and offered and sold by a Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.
“Forward Hedge Selling Commission” means, for any Confirmation, the product of (x) the Forward Hedge Selling Commission Rate for such Confirmation and (y) the “Adjusted Volume-Weighted Hedge Price” (as defined in the relevant Master Forward Confirmation for such Confirmation).
“Forward Hedge Selling Commission Rate” means, for any Confirmation, the amount of any commission, discount or other compensation to be received by the applicable Forward Seller in connection with the sale of the Forward Hedge Securities.
“Forward Hedge Selling Period” means, for any Confirmation, the period (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to a “Forward”) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date; provided that if, prior to the scheduled end of any Forward Hedge Selling Period, (i) any event occurs that would permit the Designated Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (each as defined in the applicable Master Forward Confirmation) under, and pursuant to, the provisions opposite the caption “Acceleration Events” in Section 3 of the applicable Master Forward Confirmation or (ii) an “Insolvency Filing” (as defined in the applicable Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence. “GAAP” means generally accepted accounting principles.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Issuance” means each occasion the Company elects to exercise its right to request the sale of Placement Securities pursuant to Section 3(a) hereof, subject to the terms and conditions of this Agreement.
“Issuance Securities” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.
“Issuance Selling Period” means the period of Trading Days (as determined by the Company in the Company’s sole discretion and specified pursuant to Section 3(a) hereof).
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form furnished (electronically or otherwise) to the Agents or the Forward Sellers for use in connection with the offering of the Securities.
“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
“Master Forward Confirmation” means a Master Confirmation for Share Forward Transactions substantially in the form of Exhibit G attached hereto, including all provisions incorporated by reference therein.
“Nasdaq” means the Nasdaq Stock Market.
“NYSE” means the New York Stock Exchange.
“Preferred Stock” means the Company’s preferred stock, no par value per share.
“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.
“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.
“Settlement Date” means, unless the Company and an Agent or a Forward Seller, as applicable, shall otherwise agree, any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.
“Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.
All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Agents and Forward Sellers outside of the United States.
Section 24. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agents and the Forward Sellers, and each Agent and Forward Seller represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents and the Forward Sellers or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.
Section 25. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(c)    Each Agent, Forward Seller and Forward Purchaser is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and each Agent, Forward Seller and Forward Purchaser on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not such Agent, Forward Purchaser or Forward Seller has advised or is advising the Company on other matters, and such Agent, Forward Purchaser and Forward Seller has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
(d)    The public offering price of the Securities set forth in this Agreement was not established by the Agents, the Forward Purchasers or Forward Sellers;
(e)    It is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(f)    Each Agent, Forward Purchaser and Forward Seller has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
(g)    It is aware that each Agent, Forward Purchaser and Forward Seller and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and such Agent, Forward Purchaser and Forward Seller has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and
(h)    It waives, to the fullest extent permitted by law, any claims it may have against each Agent, Forward Purchaser and Forward Seller for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that such Agent, Forward Purchaser and Forward Seller shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.
[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents, the Forward Sellers, the Forward Purchasers and the Company in accordance with its terms.
Very truly yours,
PORTLAND GENERAL ELECTRIC COMPANY

By:	/s/ James A. Ajello
Name:	James A. Ajello
Title:	Senior Vice President of Finance, Chief Financial Officer, Treasurer and Corporate Compliance Officer

CONFIRMED AND ACCEPTED, as of the date first above written:
WELLS FARGO SECURITIES, LLC, as Agent and Forward Seller

By:	/s/ Elizabeth Alvarez
Elizabeth Alvarez

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By:	/s/ Elizabeth Alvarez
Elizabeth Alvarez

CONFIRMED AND ACCEPTED, as of the date first above written:
BARCLAYS CAPITAL INC., as Agent and Forward Seller

By:	/s/ Robert Stowe
Authorized Signatory

BARCLAYS BANK PLC, as Forward Purchaser

By:	/s/ Kevin Cheng
Authorized Signatory

CONFIRMED AND ACCEPTED, as of the date first above written:
BOFA SECURITIES, INC., as Agent and Forward Seller

By:	/s/ Jason Satsky
Authorized Signatory

BANK OF AMERICA, N.A., as Forward Purchaser

By:	/s/ Rohan Handa
Authorized Signatory

EXHIBIT A
FORM OF PLACEMENT NOTICE
From:    [    ]
Cc:    [    ]
To:    [    ]
Subject: Equity Distribution—Placement Notice
[Each Placement Notice may only be issued to one Designated Party]
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Portland General Electric Corporation (the “Company”) and Wells Fargo Bank, National Association, Barclays Bank PLC and Bank of America, N.A. (each, a “Forward Purchaser”) and Wells Fargo Securities, LLC, Barclays Capital Inc. and BofA Securities, Inc., each in its capacity as sales agent and/or principal in connection with the offering and sale of Securities and each in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities (the “Forward”) dated [●], 2023 (the “Agreement”), I hereby request on behalf of the Company that [insert applicable Agent] offer and sell up to [●] shares of the Company’s common stock, no par value[, at a minimum market price of $[●] per share]. Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Agreement. [This Placement Notice relates to a Forward.]
The daily offer and sale of the Common Stock should not represent any more than []% of the average daily trading volume of the Common Stock on any given Trading Day, and should be offered and sold between [], 20[] and [], 20[].
[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES ON WHICH THE SHARES MAY NOT BE OFFERED AND SOLD, THE MANNER IN WHICH SALES ARE TO BE MADE BY EACH AGENT AND/OR THE CAPACITY IN WHICH EACH AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT OR BOTH)]
[{INCLUDE FOLLOWING LINE ITEMS TO THE EXTENT APPLICABLE}
1. Number of days in Forward Hedge Selling Period: {__________}
2. First day of Forward Hedge Selling Period: {__________}, 20{__}
3. Maximum number of Forward Hedge Securities to be sold: {__________}
4. Forward Hedge Amount: ${__________}
5. Forward Hedge Selling Commission Rate: {__________}%
6. Information relating to forward price reductions:
Forward Price Reduction Date    Forward Price Reduction Amount
{__________}, 20{__}        ${__________}
7. Spread: {__________} basis points

8. Initial Stock Loan Rate: {__________} basis points
9. Maximum Stock Loan Rate: {__________} basis points
10. Term: {__________} {days}{months}]

EXHIBIT B
AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES
Wells Fargo Securities, LLC and Wells Fargo Bank, National Association
•Jennifer Lynch - Jennifer.R.Lynch@wellsfargo.com
•Billy O’Connell - william.oconnell@wellsfargo.com
•Josie Callanan - josie.callanan@wellsfargo.com
•Michael Tiedemann – Michael.tiedemann@wellsfargo.com
•John Hackney – john.hackney@wellsfargo.com
•Corporate Equity Derivatives - corporatederivativenotifications@wellsfargo.com

Barclays Capital Inc. and Barclays Bank PLC
•Kevin Cheng - kevin.cheng@barclays.com
•John Lembeck - john.lembeck@barclays.com

BofA Securities, Inc. and Bank of America, N.A.
•dg.atm_execution@bofa.com

Company
•Christopher Liddle - christopher.liddle@pgn.com
•Katie Trosen- katie.trosen@pgn.com

EXHIBIT C
AGENT COMPENSATION
An Agent shall be paid compensation equal to up to 2% of the gross proceeds from the sales of Securities by such Agent pursuant to the terms of this Agreement.

EXHIBIT D-1
FORM OF OPINION OF COMPANY COUNSEL

EXHIBIT D-2

FORM OF OPINION OF GENERAL COUNSEL

EXHIBIT E
OFFICER’S CERTIFICATE
I, [●], Senior Director and Treasurer, and I, [●], Vice President and Chief Financial Officer, of Portland General Electric Company, an Oregon corporation (the “Company”), on behalf of the Company and in my capacity as an officer of the same, and not in my individual capacity, hereby deliver this certificate pursuant to Section 7(o) of the Equity Distribution Agreement dated April [28], 2023 (the “Agreement”) between the Company, the Agents, the Forward Purchasers and the Forward Sellers that to the knowledge of the undersigned:
a.The representations and warranties of the Company in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined therein), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and
b.The Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Agents, the Forward Purchasers or the Forward Sellers).
c.Latham & Watkins LLP and Davis Polk & Wardwell LLP are entitled to rely on this certificate in connection with the opinion that each such firm is rendering pursuant to Section 7(p) and Section 7(r), respectively, of the Agreement.

EXHIBIT F
ISSUER FREE WRITING PROSPECTUSES
None

EXHIBIT G

FORM OF MASTER FORWARD CONFIRMATION